UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2024

Commission File Number:  000-19599

WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter.)

South Carolina	57-0425114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

104 S Main Street
Greenville,	South Carolina	29601
(Address of principal executive offices)
(Zip Code)

(864)	298-9800
(registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	WRLD	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation and Stock Option Committee (the “Committee”) of the Board of Directors (the “Board”) of World Acceptance Corporation (the “Company”) previously granted performance-based restricted stock awards (the “Performance Shares”) to certain employees, including the Company’s named executive officers, under the 2011 Stock Option Plan and the 2017 Stock Incentive Plan (collectively, the “Plans”). Pursuant to the terms of the awards, up to 100% of the Performance Shares were eligible to vest, if at all, based on the achievement of two, trailing earnings-per-share performance targets (measured at the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2019) for the previous four calendar quarters. The performance targets are set forth below:

Trailing 4-Quarter EPS Targets for September 30, 2018 through March 31, 2025	Restricted Stock Eligible for Vesting (Percentage of Award)
$16.35	40%
$20.45	60%

During the second quarter of fiscal 2025, the Company determined that the $20.45 EPS performance target was no longer probable of being achieved and that the Performance Shares that would vest upon the achievement of the $20.45 EPS target (the “$20.45 Performance Shares”) would likely be forfeited as of the last day of the performance period in accordance with their terms. The Company disclosed in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2024, that it reversed $18.5 million in previously recognized stock-based compensation related to the $20.45 Performance Shares during the second quarter of fiscal 2025.

On December 18, 2024, the Committee approved, and R. Chad Prashad consented to, the termination and cancellation of 10,000 of his $20.45 Performance Shares, as set forth below. In accordance with the terms of the Plans, Mr. Prashad's cancelled $20.45 Performance Shares were added back to the respective Plan share reserve and are available for issuance pursuant to awards granted thereunder. The Committee also approved a grant of service-based restricted stock awards to each of the named executive officers, as set forth below.

Named Executive Officer	$20.45 Performance Shares Forfeited (#)	Service-Based Restricted Shares Granted (#)(1)
R. Chad Prashad, President and Chief Executive Officer	$10,000	11,644
John L. Calmes, Jr., Executive Vice President, Chief Financial and Strategy Officer, and Treasurer	NA	6,718
D. Clinton Dyer, Executive Vice President and Chief Branch Operations Officer	NA	6,718
Luke J. Umstetter, Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	NA	4,478
A. Lindsay Caulder, Senior Vice President, Human Resources	NA	2,687
Scott McIntyre, Senior Vice President, Accounting	NA	2,687
Jason E. Childers, Senior Vice President, Information Technology	NA	2,687

(1)The service-based restricted shares vest on December 18, 2025, subject to the named executive officer’s continued service with the Company on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ACCEPTANCE CORPORATION

By: /s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Executive Vice President and Chief Financial and Strategy Officer
Date:	December 20, 2024
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